Exhibit 99.2

Financial Highlights

UDR, Inc.

As of End of First Quarter 2022

(Unaudited) (1)

	Actual Results		Guidance as of March 31, 2022
Dollars in thousands, except per share and unit	1Q 2022		2Q 2022	Full-Year 2022

GAAP Metrics
Net income/(loss) attributable to UDR, Inc.	$13,705		--	--
Net income/(loss) attributable to common stockholders	$12,613		--	--
Income/(loss) per weighted average common share, diluted	$0.04		$0.04 to $0.06	$0.24 to $0.30

Per Share Metrics
FFO per common share and unit, diluted	$0.54		$0.55 to $0.57	$2.24 to $2.30
FFO as Adjusted per common share and unit, diluted	$0.55		$0.55 to $0.57	$2.25 to $2.31
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.51		$0.50 to $0.52	$2.05 to $2.11
Dividend declared per share and unit	$0.38		$0.38	$1.52 (2)

Same-Store Operating Metrics
Revenue growth/(decline) (Cash basis)	10.8%		--	8.50% - 10.00%
Revenue growth/(decline) (Straight-line basis)	9.8%		--	9.00% - 10.50%
Expense growth	4.2%		--	3.00% - 4.00%
NOI growth/(decline) (Cash basis)	14.0%		--	10.75% - 12.75%
NOI growth/(decline) (Straight-line basis)	12.6%		--	11.50% - 13.50%
Physical Occupancy	97.3%		--	--

Property Metrics	Homes	Communities	% of Total NOI
Same-Store	47,443	147	88.1%
Stabilized, Non-Mature	5,792	13	7.7%
Development	268	0	0.0%
Non-Residential / Other	N/A	N/A	0.5%
Joint Venture (3)	2,837	13	3.7%
Total completed homes	56,340	173	100%
Under Development	1,564	7	-
Total Quarter-end homes (3)(4)	57,904	180	100%

Balance Sheet Metrics (adjusted for non-recurring items)
	1Q 2022	1Q 2021
Consolidated Interest Coverage Ratio	5.5x	4.7x
Consolidated Fixed Charge Coverage Ratio	5.3x	4.5x
Consolidated Debt as a percentage of Total Assets	34.3%	35.3%
Consolidated Net Debt-to-EBITDAre	6.4x	7.0x

(1)	See Attachment 15 for definitions, other terms and reconciliations.
(2)	Annualized for 2022.
(3)	Joint venture NOI is based on UDR's share. Homes and communities at 100%.
(4)	Excludes 3,652 homes that are part of the Developer Capital Program as described in Attachment 11(B).

Attachment 1

UDR, Inc.

Consolidated Statements of Operations

(Unaudited) (1)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2022	2021

REVENUES:
Rental income (2)	$356,181	$299,826
Joint venture management and other fees	1,085	1,615
Total revenues	357,266	301,441

OPERATING EXPENSES:
Property operating and maintenance	58,484	51,381
Real estate taxes and insurance	53,764	47,387
Property management	11,576	8,995
Other operating expenses	4,712	4,435
Real estate depreciation and amortization	163,622	144,088
General and administrative	14,908	12,736
Casualty-related charges/(recoveries), net	(765)	5,577
Other depreciation and amortization	3,075	2,601
Total operating expenses	309,376	277,200

Gain/(loss) on sale of real estate owned	-	50,829
Operating income	47,890	75,070

Income/(loss) from unconsolidated entities (2) (3) (4)	5,412	4,922
Interest expense	(35,916)	(36,206)
Debt extinguishment and other associated costs	-	(41,950)
Total interest expense	(35,916)	(78,156)
Interest income and other income/(expense), net (3)	(2,440)	2,057

Income/(loss) before income taxes	14,946	3,893
Tax (provision)/benefit, net	(343)	(619)

Net Income/(loss)	14,603	3,274
Net (income)/loss attributable to redeemable noncontrolling interests in the OP and DownREIT Partnership	(879)	(154)
Net (income)/loss attributable to noncontrolling interests	(19)	(16)

Net income/(loss) attributable to UDR, Inc.	13,705	3,104
Distributions to preferred stockholders - Series E (Convertible)	(1,092)	(1,056)

Net income/(loss) attributable to common stockholders	$12,613	$2,048

Income/(loss) per weighted average common share - basic:	$0.04	$0.01
Income/(loss) per weighted average common share - diluted:	$0.04	$0.01

Common distributions declared per share	$0.3800	$0.3625

Weighted average number of common shares outstanding - basic	318,009	296,537
Weighted average number of common shares outstanding - diluted	319,680	297,026

(1)	See Attachment 15 for definitions and other terms.
(2)	During the three months ended March 31, 2022, UDR reduced its residential reserve to $11.9 million, including $0.6 million for UDR’s share from unconsolidated joint ventures, which compares to a quarter-end accounts receivable balance of $24.4 million. The remaining unreserved amount is based on probability of collection.
(3)	During the three months ended March 31, 2022, UDR recorded $13.4 million in investment loss from real estate technology investments, primarily due to a decrease in SmartRent’s public share price. Of the $13.4 million, $3.2 million was recorded in Interest income and other income/(expense), net and $10.2 million was recorded in Income/(loss) from unconsolidated entities.
(4)	In January 2022, UDR recorded approximately $10.6 million of variable upside participation, net of associated costs, upon 1200 Broadway, a Developer Capital Program ("DCP") community, being sold to a third party.

Attachment 2

UDR, Inc.

Funds From Operations

(Unaudited) (1)

	Three Months Ended
	March 31,
In thousands, except per share and unit amounts	2022	2021

Net income/(loss) attributable to common stockholders	$12,613	$2,048

Real estate depreciation and amortization	163,622	144,088
Noncontrolling interests	898	170
Real estate depreciation and amortization on unconsolidated joint ventures	7,624	8,205
Net gain on the sale of unconsolidated depreciable property	-	(2,460)
Net gain on the sale of depreciable real estate owned, net of tax	-	(50,778)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$184,757	$101,273

Distributions to preferred stockholders - Series E (Convertible) (2)	1,092	1,056

FFO attributable to common stockholders and unitholders, diluted	$185,849	$102,329

FFO per weighted average common share and unit, basic	$0.54	$0.32
FFO per weighted average common share and unit, diluted	$0.54	$0.32

Weighted average number of common shares and OP/DownREIT Units outstanding, basic	339,543	318,935
Weighted average number of common shares, OP/DownREIT Units, and common stock
equivalents outstanding, diluted	344,132	322,342

Impact of adjustments to FFO:
Debt extinguishment and other associated costs	$-	$41,950
Debt extinguishment and other associated costs on unconsolidated joint ventures	-	1,682
Variable upside participation on DCP, net	(10,622)	-
Legal and other	774	629
Realized (gain)/loss on real estate technology investments, net of tax	(2,238)	(661)
Unrealized (gain)/loss on real estate technology investments, net of tax	15,631	(767)
Severance costs	-	468
Casualty-related charges/(recoveries), net	(765)	5,577
	$2,780	$48,878

FFO as Adjusted attributable to common stockholders and unitholders, diluted	$188,629	$151,207

FFO as Adjusted per weighted average common share and unit, diluted	$0.55	$0.47

Recurring capital expenditures	(11,804)	(9,754)
AFFO attributable to common stockholders and unitholders, diluted	$176,825	$141,453

AFFO per weighted average common share and unit, diluted	$0.51	$0.44

(1)	See Attachment 15 for definitions and other terms.
(2)	Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three months ended March 31, 2022 and March 31, 2021. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Attachment 3

UDR, Inc.

Consolidated Balance Sheets

(Unaudited) (1)

	March 31,	December 31,
In thousands, except share and per share amounts	2022	2021

ASSETS

Real estate owned:
Real estate held for investment	$14,374,944	$14,352,234
Less: accumulated depreciation	(5,288,902)	(5,136,589)
Real estate held for investment, net	9,086,042	9,215,645
Real estate under development
(net of accumulated depreciation of $951 and $507)	457,160	388,062
Total real estate owned, net of accumulated depreciation	9,543,202	9,603,707

Cash and cash equivalents	895	967
Restricted cash	26,032	27,451
Notes receivable, net	26,577	26,860
Investment in and advances to unconsolidated joint ventures, net	669,343	702,461
Operating lease right-of-use assets	196,578	197,463
Other assets	222,337	216,311
Total assets	$10,684,964	$10,775,220

LIABILITIES AND EQUITY

Liabilities:
Secured debt	$1,056,110	$1,057,380
Unsecured debt	4,422,900	4,355,407
Operating lease liabilities	191,689	192,488
Real estate taxes payable	32,908	33,095
Accrued interest payable	25,700	45,980
Security deposits and prepaid rent	53,021	55,441
Distributions payable	130,369	124,729
Accounts payable, accrued expenses, and other liabilities	117,240	136,954
Total liabilities	6,029,937	6,001,474

Redeemable noncontrolling interests in the OP and DownREIT Partnership	1,262,144	1,299,442

Equity:
Preferred stock, no par value; 50,000,000 shares authorized at March 31, 2022 and December 31, 2021:
2,695,363 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,695,363 shares at December 31, 2021)	44,764	44,764
12,455,650 shares of Series F outstanding (12,582,575 shares
at December 31, 2021)	1	1
Common stock, $0.01 par value; 450,000,000 shares authorized at March 31, 2022 and December 31, 2021:
318,401,530 shares issued and outstanding (318,149,635 shares at December 31, 2021)	3,184	3,181
Additional paid-in capital	6,891,707	6,884,269
Distributions in excess of net income	(3,549,788)	(3,485,080)
Accumulated other comprehensive income/(loss), net	2,805	(4,261)
Total stockholders' equity	3,392,673	3,442,874
Noncontrolling interests	210	31,430
Total equity	3,392,883	3,474,304
Total liabilities and equity	$10,684,964	$10,775,220

(1)	See Attachment 15 for definitions and other terms.

Attachment 4(A)

UDR, Inc.

Selected Financial Information

(Unaudited) (1)

	March 31,	December 31,
Common Stock and Equivalents	2022	2021

Common shares	318,135,496	317,901,718
Restricted shares	266,034	247,917
Total common shares	318,401,530	318,149,635
Restricted unit and common stock equivalents	1,423,130	2,090,833
Operating and DownREIT Partnership units	19,832,039	19,909,308
Class A Limited Partnership units	1,751,671	1,751,671
Series E cumulative convertible preferred shares (2)	2,918,127	2,918,127
Total common shares, OP/DownREIT units, and common stock equivalents	344,326,497	344,819,574

Weighted Average Number of Shares Outstanding	1Q 2022	1Q 2021

Weighted average number of common shares and OP/DownREIT units outstanding - basic	339,543,188	318,934,716
Weighted average number of OP/DownREIT units outstanding	(21,534,287)	(22,398,049)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations	318,008,901	296,536,667

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted	344,131,504	322,342,024
Weighted average number of OP/DownREIT units outstanding	(21,534,287)	(22,398,049)
Weighted average number of Series E cumulative convertible preferred shares outstanding (3)	(2,918,127)	(2,918,127)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations	319,679,090	297,025,848

(1)	See Attachment 15 for definitions and other terms.
(2)	At March 31, 2022 and December 31, 2021 there were 2,695,363 of Series E cumulative convertible preferred shares outstanding, which is equivalent to 2,918,127 shares of common stock if converted (after adjusting for the special dividend paid in 2008).
(3)	Series E cumulative convertible preferred shares are anti-dilutive for purposes of calculating Income/(loss) per weighted average common share for the three months ended March 31, 2022 and March 31, 2021.

Attachment 4(B)

UDR, Inc.

Selected Financial Information

(Unaudited) (1)

						Weighted	Weighted
						Average	Average Years
Debt Structure, In thousands			Balance		% of Total	Interest Rate	to Maturity (2)

Secured	Fixed		$1,006,482		18.4%	3.42%	6.2
	Floating		27,000		0.5%	0.87%	10.0
	Combined		1,033,482		18.9%	3.35%	6.3

Unsecured	Fixed		4,080,644	(3)	74.7%	2.87%	8.3
	Floating		352,194		6.4%	0.85%	0.7
	Combined		4,432,838		81.1%	2.71%	7.6

Total Debt	Fixed		5,087,126		93.1%	2.98%	7.8
	Floating		379,194		6.9%	0.85%	1.3
	Combined		5,466,320		100.0%	2.83%	7.4
	Total Non-Cash Adjustments (4)		12,690
	Total per Balance Sheet		$5,479,010			2.80%

Debt Maturities, In thousands
			Revolving Credit				Weighted
		Unsecured	Facilities & Comm.				Average
	Secured Debt (5)	Debt	Paper (2) (6) (7)		Balance	% of Total	Interest Rate

2022	$860	$-	$280,000		$280,860	5.1%	0.78%
2023	1,242	-	-		1,242	0.0%	3.84%
2024	96,747	15,644	37,194		149,585	2.7%	3.31%
2025	174,793	-	-		174,793	3.2%	3.69%
2026	52,744	300,000	-		352,744	6.5%	2.95%
2027	2,860	650,000	-		652,860	11.9%	2.42%
2028	162,310	300,000	-		462,310	8.5%	3.72%
2029	191,986	300,000	-		491,986	9.0%	3.94%
2030	162,010	600,000	-		762,010	13.9%	3.32%
2031	160,930	600,000	-		760,930	13.9%	2.92%
Thereafter	27,000	1,350,000	-		1,377,000	25.3%	2.25%
	1,033,482	4,115,644	317,194		5,466,320	100.0%	2.83%
Total Non-Cash Adjustments (4)	22,628	(9,938)	-		12,690
Total per Balance Sheet	$1,056,110	$4,105,706	$317,194		$5,479,010		2.80%

(1)	See Attachment 15 for definitions and other terms.
(2)	The 2022 maturity reflects the $280.0 million of principal outstanding at an interest rate of 0.77%, the equivalent of LIBOR plus a spread of 47 basis points, on the Company’s unsecured commercial paper program as of March 31, 2022. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.6 years both with and without extensions.
(3)	Includes $315.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average all-in rate of 1.02% until July 2022. Commencing July 2022, $175.0 million will continue to be fixed using interest rate swaps at a weighted average all-in rate of 1.48% until July 2025.
(4)	Includes the unamortized balance of fair market value adjustments, premiums/discounts and deferred financing costs.
(5)	Includes principal amortization, as applicable.
(6)	There were no borrowings outstanding on our $1.3 billion line of credit at March 31, 2022. The facility has a maturity date of January 2026, plus two six-month extension options and currently carries an interest rate equal to LIBOR plus a spread of 77.5 basis points.
(7)	There was $37.2 million outstanding on our $75.0 million working capital credit facility at March 31, 2022. The facility has a maturity date of January 2024. The working capital credit facility currently carries an interest rate equal to LIBOR plus a spread of 77.5 basis points.

Attachment 4(C)

UDR, Inc.

Selected Financial Information

(Dollars in Thousands)

(Unaudited) (1)

					Quarter Ended
Coverage Ratios					March 31, 2022
Net income/(loss)					$14,603
Adjustments:
Interest expense, including debt extinguishment and other associated costs					35,916
Real estate depreciation and amortization					163,622
Other depreciation and amortization					3,075
Tax provision/(benefit), net					343
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures					11,293
EBITDAre					$228,852

Casualty-related charges/(recoveries), net					(765)
Legal and other costs					774
Unrealized (gain)/loss on real estate technology investments					3,163
Realized (gain)/loss on real estate technology investments					4
(Income)/loss from unconsolidated entities					(5,412)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures					(11,293)
Management fee expense on unconsolidated joint ventures					(525)
Consolidated EBITDAre - adjusted for non-recurring items					$214,798

Annualized consolidated EBITDAre - adjusted for non-recurring items					$859,192

Interest expense, including debt extinguishment and other associated costs					35,916
Capitalized interest expense					3,227
Total interest					$39,143

Preferred dividends					$1,092

Total debt					$5,479,010
Cash					(895)
Net debt					$5,478,115

Consolidated Interest Coverage Ratio - adjusted for non-recurring items					5.5x

Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items					5.3x

Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items					6.4x

Debt Covenant Overview

Unsecured Line of Credit Covenants (2)			Required	Actual	Compliance

Maximum Leverage Ratio			≤60.0%	34.1% (2)	Yes
Minimum Fixed Charge Coverage Ratio			≥1.5x	5.1x	Yes
Maximum Secured Debt Ratio			≤40.0%	9.8%	Yes
Minimum Unencumbered Pool Leverage Ratio			≥150.0%	340.5%	Yes

Senior Unsecured Note Covenants (3)			Required	Actual	Compliance

Debt as a percentage of Total Assets			≤65.0%	34.4% (3)	Yes
Consolidated Income Available for Debt Service to Annual Service Charge			≥1.5x	5.6x	Yes
Secured Debt as a percentage of Total Assets			≤40.0%	6.6%	Yes
Total Unencumbered Assets to Unsecured Debt			≥150.0%	306.9%	Yes

Securities Ratings			Debt	Outlook	Commercial Paper

Moody's Investors Service			Baa1	Stable	P-2
S&P Global Ratings			BBB+	Stable	A-2

				Gross	% of
	Number of	1Q 2022 NOI (1)		Carrying Value	Total Gross
Asset Summary	Homes	($000s)	% of NOI	($000s)	Carrying Value

Unencumbered assets	45,957	$214,717	88.0%	$13,103,558	88.3%
Encumbered assets	7,546	29,216	12.0%	1,729,497	11.7%
	53,503	$243,933	100.0%	$14,833,055	100.0%

(1)	See Attachment 15 for definitions and other terms.
(2)	As defined in our credit agreement dated September 15, 2021.
(3)	As defined in our indenture dated November 1, 1995 as amended, supplemented or modified from time to time.

Attachment 5

UDR, Inc.

Operating Information

(Unaudited) (1)

	Total	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	Homes	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenues
Same-Store Communities	47,443	$321,514	$315,927	$305,743	$295,437	$290,110
Stabilized, Non-Mature Communities	5,792	30,048	28,357	15,677	6,857	1,847
Development Communities	268	240	-	-	-	-
Non-Residential / Other (2)	-	4,379	2,333	5,301	4,930	5,007
Total	53,503	$356,181	$346,617	$326,721	$307,224	$296,964

Expenses
Same-Store Communities		$98,012	$96,129	$99,122	$94,025	$94,089
Stabilized, Non-Mature Communities		10,510	9,618	5,823	2,778	811
Development Communities		680	247	99	71	-
Non-Residential / Other (2)		3,046	2,946	3,589	3,044	2,878
Total (3)		$112,248	$108,940	$108,633	$99,918	$97,778

Net Operating Income
Same-Store Communities		$223,502	$219,798	$206,621	$201,412	$196,021
Stabilized, Non-Mature Communities		19,538	18,739	9,854	4,079	1,036
Development Communities		(440)	(247)	(99)	(71)	-
Non-Residential / Other (2)		1,333	(613)	1,712	1,886	2,129
Total		$243,933	$237,677	$218,088	$207,306	$199,186

Operating Margin
Same-Store Communities		69.5%	69.6%	67.6%	68.2%	67.6%

Weighted Average Physical Occupancy
Same-Store Communities		97.3%	97.1%	97.5%	97.2%	96.3%
Stabilized, Non-Mature Communities		96.3%	96.4%	97.0%	86.7%	69.3%
Development Communities		27.6%	-	-	-	-
Other (4)		-	-	98.1%	97.3%	96.5%
Total		96.9%	97.1%	97.5%	97.1%	95.6%

Sold and Held for Disposition Communities
Revenues	-	$-	$407	$1,978	$1,892	$2,862
Expenses (3)		-	133	586	562	990
Net Operating Income/(Loss)		$-	$274	$1,392	$1,330	$1,872

Total	53,503	$243,933	$237,951	$219,480	$208,636	$201,058

(1)	See Attachment 15 for definitions and other terms.
(2)	Primarily non-residential revenue and expense and straight-line adjustment for concessions.
(3)	The summation of Total expenses and Sold and Held for Disposition Communities expenses above agrees to the summation of property operating and maintenance and real estate taxes and insurance expenses on Attachment 1.
(4)	Includes occupancy of Sold and Held for Disposition Communities.

Attachment 6

UDR, Inc.

Same-Store Operating Expense Information

(Dollars in Thousands)

(Unaudited) (1)

	% of 1Q 2022
	SS Operating
Year-Over-Year Comparison	Expenses	1Q 2022	1Q 2021	% Change

Personnel	14.4%	$14,101	$14,676	-3.9%
Utilities	13.8%	13,568	12,581	7.8%
Repair and maintenance	17.0%	16,698	15,279	9.3%
Administrative and marketing	6.4%	6,320	6,739	-6.2%
Controllable expenses	51.6%	50,687	49,275	2.9%

Real estate taxes	42.0%	$41,043	$40,237	2.0%
Insurance	6.4%	6,282	4,577	37.2%
Same-Store operating expenses	100.0%	$98,012	$94,089	4.2%

Same-Store Homes	47,443

	% of 1Q 2022
	SS Operating
Sequential Comparison	Expenses	1Q 2022	4Q 2021	% Change

Personnel	14.4%	$14,101	$13,684	3.0%
Utilities	13.8%	13,568	13,181	2.9%
Repair and maintenance	17.0%	16,698	17,232	-3.1%
Administrative and marketing	6.4%	6,320	6,239	1.3%
Controllable expenses	51.6%	50,687	50,336	0.7%

Real estate taxes	42.0%	$41,043	$40,354	1.7%
Insurance	6.4%	6,282	5,439	15.5%
Same-Store operating expenses	100.0%	$98,012	$96,129	2.0%

Same-Store Homes	47,443

(1)	See Attachment 15 for definitions and other terms.

Attachment 7(A)

UDR, Inc.

Apartment Home Breakout

Portfolio Overview as of Quarter Ended

March 31, 2022

(Unaudited) (1)

				Unconsolidated		Revenue Per
			Total	Joint Venture	Total	Occupied
	Same-Store	Non-Mature	Consolidated	Operating	Homes	Home
	Homes	Homes (2)	Homes	Homes (3)	(incl. JV) (3)	(Incl. JV at Share)(4)
West Region
Orange County, CA	4,685	-	4,685	381	5,066	$2,730
San Francisco, CA	2,751	-	2,751	602	3,353	3,296
Seattle, WA	2,726	259	2,985	-	2,985	2,609
Monterey Peninsula, CA	1,565	-	1,565	-	1,565	2,201
Los Angeles, CA	1,225	-	1,225	340	1,565	3,127
	12,952	259	13,211	1,323	14,534

Mid-Atlantic Region
Metropolitan DC	8,404	1,012	9,416	-	9,416	2,121
Baltimore, MD	1,597	622	2,219	-	2,219	1,773
Richmond, VA	1,359	-	1,359	-	1,359	1,597
	11,360	1,634	12,994	-	12,994

Northeast Region
Boston, MA	4,298	300	4,598	250	4,848	2,801
New York, NY	2,318	-	2,318	710	3,028	4,069
	6,616	300	6,916	960	7,876

Southeast Region
Tampa, FL	3,877	-	3,877	-	3,877	1,842
Orlando, FL	2,500	993	3,493	-	3,493	1,647
Nashville, TN	2,260	-	2,260	-	2,260	1,517
	8,637	993	9,630	-	9,630

Southwest Region
Dallas, TX	3,866	2,096	5,962	-	5,962	1,598
Austin, TX	1,272	-	1,272	-	1,272	1,718
	5,138	2,096	7,234	-	7,234

Other Markets (5)	2,740	778	3,518	554	4,072	2,392

Totals	47,443	6,060	53,503	2,837	56,340	$2,301

Communities (6)	147	13	160	13	173

		Homes	Communities
Total completed homes		56,340	173
Under Development (7)		1,564	7

Total Quarter-end homes and communities		57,904	180

(1)	See Attachment 15 for definitions and other terms.
(2)	Represents homes included in Stabilized, Non-Mature, Acquired, Development, Redevelopment and Non-Residential/Other Communities categories on Attachment 5. Excludes development homes not yet completed and Sold and Held for Disposition Communities.
(3)	Represents joint venture operating homes at 100 percent. Excludes joint venture held for disposition communities. See Attachment 11(A) for UDR's joint venture and partnership ownership interests.
(4)	Represents joint ventures at UDR's ownership interests. Excludes joint venture held for disposition communities. See Attachment 11(A) for UDR's joint venture and partnership ownership interests.
(5)	Other Markets include Denver (264 homes), Palm Beach (636 homes), Inland Empire (658 homes), San Diego (163 wholly owned, 264 JV homes), Portland (752 homes) and Philadelphia (1,045 wholly owned, 290 JV homes).
(6)	Represents communities where 100 percent of all development homes have been completed.
(7)	See Attachment 9 for UDR’s developments and ownership interests.

Attachment 7(B)

UDR, Inc.

Non-Mature Home Summary and Net Operating Income by Market

March 31, 2022

(Unaudited) (1)

Non-Mature Home Breakout - By Date

Community	Category	# of Homes	Market	Same-Store Quarter (2)

Union Place	Stabilized, Non-Mature	300	Boston, MA	2Q22

Vitruvian West Phase 2	Stabilized, Non-Mature	366	Dallas, TX	3Q22

The Canal	Stabilized, Non-Mature	636	Dallas, TX	3Q22

Cool Springs at Frisco Bridges	Stabilized, Non-Mature	945	Dallas, TX	3Q22

Seneca Place	Stabilized, Non-Mature	468	Metropolitan DC	3Q22

Brio	Stabilized, Non-Mature	259	Seattle, WA	3Q22

Canterbury Apartments	Stabilized, Non-Mature	544	Metropolitan DC	4Q22

The Smith Valley Forge	Stabilized, Non-Mature	320	Philadelphia, PA	4Q22

1274 at Towson	Stabilized, Non-Mature	192	Baltimore, MD	4Q22

322 on North Broad	Stabilized, Non-Mature	339	Philadelphia, PA	4Q22

Arbors at Maitland Summit	Stabilized, Non-Mature	663	Orlando, FL	1Q23

Essex Luxe	Stabilized, Non-Mature	330	Orlando, FL	1Q23

Quarters at Towson Town Center	Stabilized, Non-Mature	430	Baltimore, MD	1Q23

Cirrus	Development	46	Denver, CO	2Q24

The George Apartments	Development	73	Philadelphia, PA	2Q24

Vitruvian West Phase 3	Development	149	Dallas, TX	2Q24

Total		6,060

Net Operating Income Breakout By Market

	As a % of NOI			As a % of NOI
Region	Same-Store	Total	Region	Same-Store	Total
West Region			Southeast Region
Orange County, CA	13.1%	11.9%	Tampa, FL	6.1%	5.3%
San Francisco, CA	8.1%	7.9%	Orlando, FL	3.7%	4.5%
Seattle, WA	6.7%	6.9%	Nashville, TN	3.2%	2.7%
Monterey Peninsula, CA	3.5%	3.1%		13.0%	12.5%
Los Angeles, CA	3.5%	3.4%	Southwest Region
	34.9%	33.2%	Dallas, TX	5.2%	6.6%
Mid-Atlantic Region			Austin, TX	1.8%	1.6%
Metropolitan DC	16.4%	15.8%		7.0%	8.2%
Baltimore, MD	2.5%	3.0%
Richmond, VA	2.1%	1.8%	Other Markets (3)	6.0%	7.2%
	21.0%	20.6%
Northeast Region
Boston, MA	11.2%	10.8%
New York, NY	6.9%	7.5%
	18.1%	18.3%	Total	100.0%	100.0%

(1)	See Attachment 15 for definitions and other terms.
(2)	Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD same-store pool.
(3)	See Attachment 7(A), footnote 5 for details regarding location of the Other Markets.

Attachment 8(A)

UDR, Inc.

Same-Store Operating Information By Major Market

Current Quarter vs. Prior Year Quarter

March 31, 2022

(Unaudited) (1)

		% of Same-	Same-Store
	Total	Store Portfolio
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	1Q 2022 NOI	1Q 22	1Q 21	Change	1Q 22	1Q 21	Change

West Region
Orange County, CA	4,685	13.1%	97.2%	97.1%	0.1%	$2,734	$2,468	10.8%
San Francisco, CA	2,751	8.1%	97.4%	92.8%	4.6%	3,199	3,088	3.6%
Seattle, WA	2,726	6.7%	97.7%	96.3%	1.4%	2,581	2,324	11.1%
Monterey Peninsula, CA	1,565	3.5%	96.7%	96.4%	0.3%	2,201	1,928	14.2%
Los Angeles, CA	1,225	3.5%	96.6%	95.0%	1.6%	2,973	2,547	16.7%
	12,952	34.9%	97.2%	95.8%	1.4%	2,759	2,504	10.2%

Mid-Atlantic Region
Metropolitan DC	8,404	16.4%	97.3%	95.7%	1.6%	2,184	2,084	4.8%
Baltimore, MD	1,597	2.5%	97.0%	98.4%	-1.4%	1,775	1,624	9.3%
Richmond, VA	1,359	2.1%	97.7%	98.5%	-0.8%	1,597	1,452	10.0%
	11,360	21.0%	97.3%	96.4%	0.9%	2,056	1,941	5.9%

Northeast Region
Boston, MA	4,298	11.2%	96.9%	95.7%	1.2%	2,872	2,680	7.2%
New York, NY	2,318	6.9%	98.3%	94.4%	3.9%	4,037	3,704	9.0%
	6,616	18.1%	97.4%	95.2%	2.2%	3,284	3,036	8.2%

Southeast Region
Tampa, FL	3,877	6.1%	97.0%	97.0%	0.0%	1,842	1,572	17.2%
Orlando, FL	2,500	3.7%	97.0%	96.8%	0.2%	1,595	1,426	11.9%
Nashville, TN	2,260	3.2%	98.2%	97.7%	0.5%	1,517	1,386	9.5%
	8,637	13.0%	97.3%	97.1%	0.2%	1,685	1,481	13.8%

Southwest Region
Dallas, TX	3,866	5.2%	97.2%	96.7%	0.5%	1,629	1,480	10.1%
Austin, TX	1,272	1.8%	97.8%	97.3%	0.5%	1,718	1,533	12.1%
	5,138	7.0%	97.3%	96.9%	0.4%	1,651	1,492	10.7%

Other Markets	2,740	6.0%	97.2%	97.0%	0.2%	2,296	2,027	13.3%

Total/Weighted Avg.	47,443	100.0%	97.3%	96.3%	1.0%	$2,322	$2,116	9.7%

(1)	See Attachment 15 for definitions and other terms.

Attachment 8(B)

UDR, Inc.

Same-Store Operating Information By Major Market

Current Quarter vs. Prior Year Quarter

March 31, 2022

(Unaudited) (1)

		Same-Store ($000s)

	Total
	Same-Store	Revenues			Expenses			Net Operating Income
	Homes	1Q 22	1Q 21	Change	1Q 22	1Q 21	Change	1Q 22	1Q 21	Change

West Region
Orange County, CA	4,685	$37,352	$33,678	10.9%	$8,123	$7,668	5.9%	$29,229	$26,010	12.4%
San Francisco, CA	2,751	25,716	23,652	8.7%	7,683	7,365	4.3%	18,033	16,287	10.7%
Seattle, WA	2,726	20,625	18,296	12.7%	5,584	5,639	-1.0%	15,041	12,657	18.8%
Monterey Peninsula, CA	1,565	9,993	8,728	14.5%	2,117	2,006	5.6%	7,876	6,722	17.2%
Los Angeles, CA	1,225	10,553	8,891	18.7%	2,838	2,729	4.0%	7,715	6,162	25.2%
	12,952	104,239	93,245	11.8%	26,345	25,407	3.7%	77,894	67,838	14.8%

Mid-Atlantic Region
Metropolitan DC	8,404	53,576	50,269	6.6%	16,865	16,149	4.4%	36,711	34,120	7.6%
Baltimore, MD	1,597	8,247	7,655	7.7%	2,693	2,461	9.4%	5,554	5,194	6.9%
Richmond, VA	1,359	6,360	5,832	9.1%	1,642	1,526	7.6%	4,718	4,306	9.6%
	11,360	68,183	63,756	6.9%	21,200	20,136	5.3%	46,983	43,620	7.7%

Northeast Region
Boston, MA	4,298	35,883	33,065	8.5%	10,822	9,840	10.0%	25,061	23,225	7.9%
New York, NY	2,318	27,599	24,315	13.5%	12,080	12,528	-3.6%	15,519	11,787	31.7%
	6,616	63,482	57,380	10.6%	22,902	22,368	2.4%	40,580	35,012	15.9%

Southeast Region
Tampa, FL	3,877	20,784	17,737	17.2%	7,163	6,624	8.1%	13,621	11,113	22.6%
Orlando, FL	2,500	11,606	10,354	12.1%	3,268	3,174	3.0%	8,338	7,180	16.1%
Nashville, TN	2,260	10,098	9,182	10.0%	3,074	2,920	5.3%	7,024	6,262	12.2%
	8,637	42,488	37,273	14.0%	13,505	12,718	6.2%	28,983	24,555	18.0%

Southwest Region
Dallas, TX	3,866	18,367	16,593	10.7%	6,730	6,382	5.4%	11,637	10,211	14.0%
Austin, TX	1,272	6,412	5,693	12.6%	2,375	2,325	2.2%	4,037	3,368	19.9%
	5,138	24,779	22,286	11.2%	9,105	8,707	4.6%	15,674	13,579	15.4%

Other Markets	2,740	18,343	16,170	13.4%	4,955	4,753	4.3%	13,388	11,417	17.3%

Total (2)	47,443	$321,514	$290,110	10.8%	$98,012	$94,089	4.2%	$223,502	$196,021	14.0%

(1)	See Attachment 15 for definitions and other terms.
(2)	With concessions reflected on a straight-line basis, Same-Store Revenue and Same-Store NOI increased year-over-year by 9.8% and 12.6%, respectively. See Attachment 15(C) for definitions and reconciliations.

Attachment 8(C)

UDR, Inc.

Same-Store Operating Information By Major Market

Current Quarter vs. Last Quarter

March 31, 2022

(Unaudited) (1)

		Same-Store
	Total
	Same-Store	Physical Occupancy			Total Revenue per Occupied Home
	Homes	1Q 22	4Q 21	Change	1Q 22	4Q 21	Change

West Region
Orange County, CA	4,685	97.2%	97.2%	0.0%	$2,734	$2,737	-0.1%
San Francisco, CA	2,751	97.4%	96.5%	0.9%	3,199	3,179	0.6%
Seattle, WA	2,726	97.7%	97.3%	0.4%	2,581	2,590	-0.3%
Monterey Peninsula, CA	1,565	96.7%	96.9%	-0.2%	2,201	2,135	3.1%
Los Angeles, CA	1,225	96.6%	96.1%	0.5%	2,973	2,959	0.5%
	12,952	97.2%	96.9%	0.3%	2,759	2,748	0.4%

Mid-Atlantic Region
Metropolitan DC	8,404	97.3%	97.1%	0.2%	2,184	2,170	0.6%
Baltimore, MD	1,597	97.0%	96.3%	0.7%	1,775	1,761	0.8%
Richmond, VA	1,359	97.7%	97.7%	0.0%	1,597	1,566	2.0%
	11,360	97.3%	97.1%	0.2%	2,056	2,040	0.8%

Northeast Region
Boston, MA	4,298	96.9%	96.4%	0.5%	2,872	2,838	1.2%
New York, NY	2,318	98.3%	97.7%	0.6%	4,037	3,896	3.6%
	6,616	97.4%	96.9%	0.5%	3,284	3,212	2.2%

Southeast Region
Tampa, FL	3,877	97.0%	97.3%	-0.3%	1,842	1,747	5.4%
Orlando, FL	2,500	97.0%	97.3%	-0.3%	1,595	1,536	3.8%
Nashville, TN	2,260	98.2%	98.1%	0.1%	1,517	1,471	3.1%
	8,637	97.3%	97.5%	-0.2%	1,685	1,613	4.4%

Southwest Region
Dallas, TX	3,866	97.2%	97.2%	0.0%	1,629	1,607	1.4%
Austin, TX	1,272	97.8%	98.1%	-0.3%	1,718	1,677	2.4%
	5,138	97.3%	97.5%	-0.2%	1,651	1,623	1.7%

Other Markets	2,740	97.2%	97.5%	-0.3%	2,296	2,256	1.8%

Total/Weighted Avg.	47,443	97.3%	97.1%	0.2%	$2,322	$2,285	1.6%

(1)	See Attachment 15 for definitions and other terms.

Attachment 8(D)

UDR, Inc.

Same-Store Operating Information By Major Market

Current Quarter vs. Last Quarter

March 31, 2022

(Unaudited) (1)

		Same-Store ($000s)
	Total
	Same-Store	Revenues			Expenses			Net Operating Income
	Homes	1Q 22	4Q 21	Change	1Q 22	4Q 21	Change	1Q 22	4Q 21	Change

West Region
Orange County, CA	4,685	$37,352	$37,389	-0.1%	$8,123	$8,124	0.0%	$29,229	$29,265	-0.1%
San Francisco, CA	2,751	25,716	25,319	1.6%	7,683	7,646	0.5%	18,033	17,673	2.0%
Seattle, WA	2,726	20,625	20,601	0.1%	5,584	5,515	1.3%	15,041	15,086	-0.3%
Monterey Peninsula, CA	1,565	9,993	9,714	2.9%	2,117	2,080	1.8%	7,876	7,634	3.2%
Los Angeles, CA	1,225	10,553	10,451	1.0%	2,838	3,020	-6.0%	7,715	7,431	3.8%
	12,952	104,239	103,474	0.7%	26,345	26,385	-0.2%	77,894	77,089	1.0%

Mid-Atlantic Region
Metropolitan DC	8,404	53,576	53,126	0.8%	16,865	16,354	3.1%	36,711	36,772	-0.2%
Baltimore, MD	1,597	8,247	8,127	1.5%	2,693	2,488	8.2%	5,554	5,639	-1.5%
Richmond, VA	1,359	6,360	6,238	2.0%	1,642	1,608	2.1%	4,718	4,630	1.9%
	11,360	68,183	67,491	1.0%	21,200	20,450	3.7%	46,983	47,041	-0.1%

Northeast Region
Boston, MA	4,298	35,883	35,282	1.7%	10,822	10,440	3.7%	25,061	24,842	0.9%
New York, NY	2,318	27,599	26,468	4.3%	12,080	12,083	0.0%	15,519	14,385	7.9%
	6,616	63,482	61,750	2.8%	22,902	22,523	1.7%	40,580	39,227	3.4%

Southeast Region
Tampa, FL	3,877	20,784	19,766	5.1%	7,163	6,969	2.8%	13,621	12,797	6.4%
Orlando, FL	2,500	11,606	11,206	3.6%	3,268	3,018	8.3%	8,338	8,188	1.8%
Nashville, TN	2,260	10,098	9,785	3.2%	3,074	2,827	8.7%	7,024	6,958	1.0%
	8,637	42,488	40,757	4.3%	13,505	12,814	5.4%	28,983	27,943	3.7%

Southwest Region
Dallas, TX	3,866	18,367	18,120	1.4%	6,730	6,571	2.4%	11,637	11,549	0.8%
Austin, TX	1,272	6,412	6,279	2.1%	2,375	2,235	6.3%	4,037	4,044	-0.2%
	5,138	24,779	24,399	1.6%	9,105	8,806	3.4%	15,674	15,593	0.5%

Other Markets	2,740	18,343	18,056	1.6%	4,955	5,151	-3.8%	13,388	12,905	3.7%

Total (2)	47,443	$321,514	$315,927	1.8%	$98,012	$96,129	2.0%	$223,502	$219,798	1.7%

(1)	See Attachment 15 for definitions and other terms.
(2)	With concessions reflected on a straight-line basis, Same-Store Revenue and Same-Store NOI increased quarter-over-quarter by 2.1% and 2.1%, respectively. See Attachment 15(C) for definitions and reconciliations.

Attachment 8(E)

UDR, Inc.

Same-Store Operating Information By Major Market

March 31, 2022

(Unaudited) (1)

	Effective Blended Lease Rate Growth	Effective New Lease Rate Growth	Effective Renewal Lease Rate Growth	Annualized Turnover
	1Q 2022	1Q 2022	1Q 2022	1Q 2022	1Q 2021

West Region
Orange County, CA	14.5%	18.2%	9.4%	31.2%	42.1%
San Francisco, CA	11.1%	10.9%	11.2%	28.5%	41.4%
Seattle, WA	13.4%	13.9%	13.0%	41.4%	51.0%
Monterey Peninsula, CA	9.5%	12.8%	7.1%	26.4%	30.1%
Los Angeles, CA	17.7%	20.5%	14.0%	26.5%	41.7%
	13.2%	15.3%	11.2%	32.6%	43.1%

Mid-Atlantic Region
Metropolitan DC	6.8%	5.5%	8.0%	27.9%	35.7%
Baltimore, MD	9.2%	9.6%	8.8%	38.9%	32.5%
Richmond, VA	13.1%	9.6%	15.4%	32.8%	30.1%
	7.9%	6.5%	9.1%	30.5%	34.7%

Northeast Region
Boston, MA	7.9%	5.7%	9.9%	29.5%	31.7%
New York, NY	24.1%	31.4%	19.1%	20.6%	27.6%
	13.4%	13.4%	13.4%	27.1%	30.4%

Southeast Region
Tampa, FL	25.4%	25.4%	25.4%	51.0%	47.5%
Orlando, FL	21.7%	23.5%	19.8%	37.6%	43.0%
Nashville, TN	17.3%	17.2%	17.4%	35.4%	41.3%
	22.8%	23.3%	22.2%	44.3%	44.7%

Southwest Region
Dallas, TX	15.6%	14.7%	16.5%	43.6%	48.1%
Austin, TX	17.0%	16.7%	17.4%	45.6%	44.0%
	16.0%	15.3%	16.8%	44.1%	47.1%

Other Markets	16.2%	17.5%	14.9%	36.0%	38.8%

Total/Weighted Avg.	14.1%	14.7%	13.5%	34.2%	39.5%

Allocation of Total Homes Repriced during the Quarter		47.4%	52.6%

(1)	See Attachment 15 for definitions and other terms.

Attachment 9

UDR, Inc.

Development and Land Summary

March 31, 2022

(Dollars in Thousands)

(Unaudited) (1)

Wholly-Owned
								Schedule		Percentage
		# of	Compl.	Cost to	Budgeted	Est. Cost		Initial
Community	Location	Homes	Homes	Date	Cost	per Home	Start	Occ.	Compl.	Leased	Occupied

Projects Under Construction

Cirrus	Denver, CO	292	46	$95,614	$97,500	$334	3Q19	1Q22	2Q22	20.6%	8.2%
5421 at Dublin Station	Dublin, CA	220	-	111,800	117,000	532	4Q19	2Q22	3Q22	4.1%	-
The George Apartments	King of Prussia, PA	200	73	59,844	68,000	340	4Q20	1Q22	3Q22	31.5%	20.5%
Vitruvian West Phase 3	Addison, TX	405	149	61,283	74,000	183	1Q21	1Q22	1Q23	23.7%	18.8%
The MO	Washington, DC	300	-	108,641	145,000	483	3Q20	1Q23	2Q23	-	-
Villas at Fiori	Addison, TX	85	-	10,802	53,500	629	1Q22	1Q24	2Q24	-	-
Meridian	Tampa, FL	330	-	10,127	134,000	406	1Q22	2Q24	2Q24	-	-

Total Under Construction		1,832	268	$458,111	$689,000	$376

Completed Projects, Non-Stabilized

N/A	N/A	-	-	$-	$-	$-	N/A	N/A	N/A	N/A	N/A

Total Completed, Non-Stabilized		-	-	$-	$-	$-

Total - Wholly Owned		1,832	268	$458,111	$689,000	$376

NOI From Wholly-Owned Projects		1Q 22

Projects Under Construction		$(440)
Completed, Non-Stabilized		-
Total		$(440)

Land Summary
Parcel	Location	UDR Ownership Interest		Real Estate Cost Basis

Vitruvian Park®	Addison, TX	100%		$33,525
Alameda Point Block 11	Alameda, CA	100%		28,634

Total				$62,159

(1)	See Attachment 15 for definitions and other terms.

Attachment 10

UDR, Inc.

Redevelopment Summary

March 31, 2022

(Dollars in Thousands)

(Unaudited) (1)

			Sched.					Schedule			Percentage
		# of	Redev.	Compl.	Cost to	Budgeted	Est. Cost			Same-Store
Community	Location	Homes	Homes	Homes	Date	Cost	per Home	Start	Compl.	Quarter	Leased	Occupied

Projects in Redevelopment (2)

N/A	N/A	-	-	-	$-	$-	$-	N/A	N/A	N/A	-	-
Total		-	-	-	$-	$-	$-

			Sched.					Schedule
		# of	Home	Compl.	Cost to	Budgeted	Est. Cost
Community	Location	Homes	Additions	Homes	Date	Cost (3)	per Home	Start	Compl.

Other Projects (4)

Eight80 Newport Beach	Newport Beach, CA	30	30	-	$7,355	$13,000	$433	1Q21	3Q22
388 Beale	San Francisco, CA	13	13	-	5,000	6,000	462	2Q21	2Q22
2000 Post	San Francisco, CA	15	15	-	2,021	8,000	533	1Q22	4Q22
Total		58	58	-	$14,376	$27,000	$466

(1)	See Attachment 15 for definitions and other terms.
(2)	Existing homes for Projects in Redevelopment are removed from Same-Store.
(3)	Represents UDR’s incremental capital invested in the Projects.
(4)	Projects consist of unit additions and renovation of related common area amenities. Existing homes for these Projects remain in Same-Store.

Attachment 11(A)

UDR, Inc.

Unconsolidated Summary

March 31, 2022

(Dollars in Thousands)

(Unaudited) (1)

				Physical	Total Rev. per	Net Operating Income
	Own.	# of	# of	Occupancy	Occ. Home	UDR's Share	Total
Portfolio Characteristics	Interest	Comm.	Homes	1Q 22	1Q 22	1Q 22	1Q 22 (2)

UDR / MetLife	50%	13	2,837	97.1%	$3,597	$9,288	$18,468

	Gross Book Value			Weighted
	of JV Real	Total Project	UDR's Equity	Avg. Debt	Debt
Balance Sheet Characteristics	Estate Assets (3)	Debt (3)	Investment	Interest Rate	Maturities

UDR / MetLife	$1,707,695	$860,012	$270,771	3.38%	2024-2031

	Joint Venture
	Same-Store	1Q 22 vs. 1Q 21 Growth			1Q 22 vs. 4Q 21 Growth
Joint Venture Same-Store Growth	Communities (4)	Revenue	Expense	NOI	Revenue	Expense	NOI

UDR / MetLife	13	8.2%	4.7%	10.5%	1.2%	0.1%	1.9%

				Income/(Loss)
	UDR Investment (6)			from Investments
Other Unconsolidated Investments (5)	Commitment	Funded	Balance	1Q 22 (7)

RETV I	$18,000	$12,780	$51,912	$(10,111)
RETV II	18,000	7,200	7,818	(114)
RET Strategic Fund	25,000	7,500	7,517	-
Climate Technology Funds	10,000	5,721	5,721	-
Total	$71,000	$33,201	$72,968	$(10,225)

(1)	See Attachment 15 for definitions and other terms.
(2)	Represents NOI at 100% for the period ended March 31, 2022.
(3)	Joint ventures and partnerships represented at 100%. Debt balances are presented net of deferred financing costs.
(4)	Joint Venture Same-Store growth is presented at UDR's ownership interest.
(5)	Other unconsolidated investments represent UDR’s investments in real estate technology and climate technology funds. The RET Strategic Fund and Climate Technology Funds were all entered into during the three months ended March 31, 2022.
(6)	Investment commitment represents maximum equity and therefore excludes realized/unrealized gain/(loss). Investment funded represents cash funded towards the investment commitment. Investment balance includes amount funded plus realized/unrealized gain/(loss), less distributions received prior to the period end.
(7)	Income/(loss) from investments is added back/deducted from FFO and is primarily due to a decrease in SmartRent's public share price.

Attachment 11(B)

UDR, Inc.

Developer Capital Program

March 31, 2022

(Dollars in Thousands)

(Unaudited) (1)

Developer Capital Program (2)

							Income/(loss)
		# of	UDR Investment		Return	Years to	from Investment	Upside
Community	Location	Homes	Commitment (3)	Balance (3)	Rate	Maturity	1Q 2022	Participation

Preferred Equity

1532 Harrison (4)	San Francisco, CA	136	$24,645	$34,945	11.0%	0.2	$(6)	-
Junction	Santa Monica, CA	66	8,800	13,577	12.0%	0.3	394	-
1200 Broadway (5)	Nashville, TN	-	-	-	-	-	11,893	Variable
1300 Fairmount	Philadelphia, PA	471	51,393	66,146	8.5%	1.4	1,366	Variable
Modera Lake Merritt	Oakland, CA	173	27,250	34,584	9.0%	2.0	756	Variable
Thousand Oaks	Thousand Oaks, CA	142	20,059	23,272	9.0%	2.9	508	Variable
Vernon Boulevard	Queens, NY	534	40,000	49,771	13.0%	3.3	1,561	Variable
Makers Rise	Herndon, VA	356	30,208	31,583	9.0%	3.8	644	Variable
121 at Watters	Allen, TX	469	19,843	21,045	9.0%	3.9	394	Variable
Infield Phase I	Kissimmee, FL	384	16,044	7,567	14.0%	2.1	86	-
Upton Place	Washington, DC	689	52,163	37,232	9.7%	5.7	676	-
Meetinghouse	Portland, OR	232	11,600	11,603	8.25%	4.9	3	-

Total - Preferred Equity		3,652	$302,005	$331,325	10.0%	3.0	$18,275

Secured Loans

Infield Phase II (6)	Kissimmee, FL	-	$-	$-	-	-	$101	-
Total - Secured Loans		-	$-	$-	-	-	$101

Total - Developer Capital Program		3,652	$302,005	$331,325	10.0%	3.0	$18,376

(1)	See Attachment 15 for definitions and other terms.
(2)	UDR's investments are reflected as investment in and advances to unconsolidated joint ventures or notes receivable, net on the Consolidated Balance Sheets and income/(loss) from unconsolidated entities or interest and other income/(expense), net on the Consolidated Statements of Operations in accordance with GAAP.
(3)	Investment commitment represents maximum loan principal or equity and therefore excludes accrued return. Investment balance includes amount funded plus accrued return prior to the period end.
(4)	1532 Harrison’s loss from investment in 1Q 2022 is a result of the developer’s remaining equity at GAAP book value. GAAP book value and the resulting loss from investment in 1Q 2022 are not indicative of a cash loss, and UDR anticipates fully recovering its investment balance and all accrued return.
(5)	In January 2022, UDR's investment balance and accrued return totaling approximately $62.4 million were paid in full upon 1200 Broadway being sold to a third party. Additionally, UDR recorded approximately $10.6 million of variable upside participation, net of associated costs.
(6)	In March 2022, UDR's secured loan balance and accrued interest totaling approximately $3.1 million were paid in full.

Attachment 12

UDR, Inc.

Acquisitions, Dispositions and Developer Capital Program Investments Summary

March 31, 2022

(Dollars in Thousands)

(Unaudited) (1)

				Post
			Prior	Transaction
Date of			Ownership	Ownership	UDR Investment	Return	# of
Investment	Community	Location	Interest	Interest	Commitment	Rate	Homes

Developer Capital Program - Investment

Mar-22	Meetinghouse	Portland, OR	N/A	N/A	$11,600	8.25%	232
					$11,600	8.25%	232

			Proceeds	Proceeds
			Received	Received at	UDR	Return	# of
Developer Capital Program - Redemption			Life to Date	Redemption	Investment	Rate	Homes

Jan-22	1200 Broadway	Nashville, TN	$88,095	$74,037	$55,558	12.25%	330
Mar-22	Infield Phase II	Kissimmee, FL	3,098	3,098	2,760	14.0%	-
			$91,193	$77,135	$58,318	12.3%	330

(1)	See Attachment 15 for definitions and other terms.

Attachment 13

UDR, Inc.

Capital Expenditure and Repair and Maintenance Summary

March 31, 2022

(In thousands, except Cost per Home)

(Unaudited) (1)

		Three Months		Capex
	Estimated	Ended	Cost	as a %
Capital Expenditures for Consolidated Homes (2)	Useful Life (yrs.)	March 31, 2022	per Home	of NOI

Average number of homes (3)		53,232

Recurring Cap Ex
Asset preservation
Building interiors	5 - 20	$5,589	$105
Building exteriors	5 - 20	1,624	31
Landscaping and grounds	10	845	16
Total asset preservation		8,058	151

Turnover related	5	3,321	62

Total Recurring Cap Ex		11,379	214	5%

NOI Enhancing Cap Ex	5 - 20	8,354	157

Total Recurring and NOI Enhancing Cap Ex		$19,733	$371

		Three Months
		Ended	Cost
Repair and Maintenance for Consolidated Homes (Expensed)		March 31, 2022	per Home

Average number of homes (3)		53,232

Contract services		$9,157	$172

Turnover related expenses		5,138	97

Other Repair and Maintenance
Building interiors		2,683	50
Building exteriors		897	17
Landscaping and grounds		1,038	19
Total Repair and Maintenance		$18,913	$355

(1)	See Attachment 15 for definitions and other terms.
(2)	Excludes redevelopment capital and initial capital expenditures on acquisitions.
(3)	Average number of homes is calculated based on the number of homes owned at the end of each month.

Attachment 14

UDR, Inc.

2Q 2022 and Full-Year 2022 Guidance

March 31, 2022

(Unaudited) (1)

		Full-Year 2022 Guidance
				Change from
Net Income, FFO, FFO as Adjusted and AFFO per Share and Unit Guidance	2Q 2022	Full-Year 2022	Prior Guidance	Prior Midpoint

Income/(loss) per weighted average common share, diluted	$0.04 to $0.06	$0.24 to $0.30	$0.22 to $0.30	$0.01
FFO per common share and unit, diluted	$0.55 to $0.57	$2.24 to $2.30	$2.22 to $2.30	$0.01
FFO as Adjusted per common share and unit, diluted	$0.55 to $0.57	$2.25 to $2.31	$2.22 to $2.30	$0.02
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.50 to $0.52	$2.05 to $2.11	$2.02 to $2.10	$0.02
Annualized dividend per share and unit		$1.52	$1.52	-

				Change from
Same-Store Guidance		Full-Year 2022	Prior Guidance	Prior Midpoint

Revenue growth / (decline) (Cash basis)		8.50% - 10.00%	6.50% - 8.50%	1.75%
Revenue growth / (decline) (Straight-line basis)		9.00% - 10.50%	7.50% - 9.50%	1.25%
Expense growth		3.00% - 4.00%	2.50% - 3.50%	0.50%
NOI growth / (decline) (Cash basis)		10.75% - 12.75%	8.50% - 11.50%	1.75%
NOI growth / (decline) (Straight-line basis)		11.50% - 13.50%	9.50% - 12.50%	1.50%

				Change from
Sources of Funds ($ in millions)		Full-Year 2022	Prior Guidance	Prior Midpoint

AFFO less Dividends		$185 to $205	$174 to $202	$7
Debt Issuances/Assumptions and LOC Draw/(Paydown)		$0 to $250	$0 to $150	$50
Dispositions		$0 to $100	$0	$50
Common Share (forward settlement) and OP Unit Issuance		$635	$235	$400

				Change from
Uses of Funds ($ in millions)		Full-Year 2022	Prior Guidance	Prior Midpoint

Debt maturities inclusive of principal amortization (2)		$5	$5	-
Development spending and land acquisitions		$250 to $325	$200 to $250	$62.5
Redevelopment and other non-recurring		$80 to $100	$60 to $100	$10
Developer Capital Program, net		-$50 to $0	-$75 to -$50	$37.5
Acquisitions		$500 to $700	$175 to $225	$400
NOI enhancing capital expenditures inclusive of Kitchen and Bath		$55 to $65	$45 to $55	$10

				Change from
Other Additions/(Deductions) ($ in millions except per home amounts)		Full-Year 2022	Prior Guidance	Prior Midpoint

Consolidated interest expense, net of capitalized interest and adjustments for FFO as Adjusted		$150 to $155	$147 to $153	$2.5
Capitalized interest (3)		$8 to $12	$8 to $12	-
General and administrative		$60 to $65	$55 to $65	$2.5
Recurring capital expenditures per home		$1,250	$1,250	-

(1)	See Attachment 15 for definitions and other terms.
(2)	Excludes short-term maturities related to the Company's unsecured commercial paper program.
(3)	Excludes capitalized interest on joint venture and partnership level debt.

Attachment 15(A)

UDR, Inc.

Definitions and Reconciliations

March 31, 2022

(Unaudited)

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on Attachment 2.

Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Consolidated Interest Coverage Ratio - adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio - adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio - adjusted for non-recurring items is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre - adjusted for non-recurring items. Consolidated EBITDAre - adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre - adjusted for non-recurring items is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income. Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company’s ability to limit the growth of expenses that are within the control of the Company.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company’s ability to incur and service debt, and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Attachment 15(B)

UDR, Inc.

Definitions and Reconciliations

March 31, 2022

(Unaudited)

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on Attachment 2.

Funds from Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company’s share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on Attachment 2.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	1Q 2022
Income/(loss) from unconsolidated entities	$5,412
Management fee	525
Interest expense	3,669
Depreciation	7,624
General and administrative	57
Variable upside participation on DCP, net	(10,622)
Developer Capital Program (excludes Infield Phase II)	(7,653)
Other (income)/expense	51
Realized (gain)/loss on real estate technology investments, net of tax	(2,242)
Unrealized (gain)/loss on real estate technology investments, net of tax	12,467
Total Joint Venture NOI at UDR's Ownership Interest	$9,288

Net Operating Income (“NOI”): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Net income/(loss) attributable to UDR, Inc.	$13,705	$117,461	$17,731	$11,720	$3,104
Property management	11,576	10,411	9,861	9,273	8,995
Other operating expenses	4,712	8,604	4,237	4,373	4,435
Real estate depreciation and amortization	163,622	163,755	152,636	146,169	144,088
Interest expense	35,916	36,418	36,289	35,404	78,156
Casualty-related charges/(recoveries), net	(765)	(934)	1,568	(2,463)	5,577
General and administrative	14,908	13,868	15,810	15,127	12,736
Tax provision/(benefit), net	343	156	529	135	619
(Income)/loss from unconsolidated entities	(5,412)	(36,523)	(14,450)	(9,751)	(4,922)
Interest income and other (income)/expense, net	2,440	(2,254)	(8,238)	(2,536)	(2,057)
Joint venture management and other fees	(1,085)	(1,184)	(1,071)	(2,232)	(1,615)
Other depreciation and amortization	3,075	4,713	3,269	2,602	2,601
(Gain)/loss on sale of real estate owned	-	(85,223)	-	-	(50,829)
Net income/(loss) attributable to noncontrolling interests	898	8,683	1,309	815	170
Total consolidated NOI	$243,933	$237,951	$219,480	$208,636	$201,058

Attachment 15(C)

UDR, Inc.

Definitions and Reconciliations

March 31, 2022

(Unaudited)

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes.  Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions.

A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	1Q 22	1Q 21	1Q 22	4Q 21
Revenue (Cash basis)	$321,514	$290,110	$321,514	$315,927
Concessions granted/(amortized), net	(4,395)	(1,415)	(4,395)	(5,194)
Revenue (Straight-line basis)	$317,119	$288,695	$317,119	$310,733

% change - Same-Store Revenue with Concessions on a Cash basis:	10.8%		1.8%
% change - Same-Store Revenue with Concessions on a Straight-line basis:	9.8%		2.1%

% change - Same-Store NOI with Concessions on a Cash basis:	14.0%		1.7%
% change - Same-Store NOI with Concessions on a Straight-line basis:	12.6%		2.1%

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided above.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company’s taxable REIT subsidiary (“TRS”) focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Attachment 15(D)

UDR, Inc.

Definitions and Reconciliations

March 31, 2022

(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full-year 2022 and second quarter of 2022 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2022
	Low	High

Forecasted net income per diluted share	$0.24	$0.30
Conversion from GAAP share count	(0.02)	(0.02)
Depreciation	2.00	2.00
Noncontrolling interests	0.01	0.01
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$2.24	$2.30
Legal and other costs	-	-
Casualty-related charges/(recoveries)	-	-
Variable upside participation on DCP, net	(0.03)	(0.03)
Realized/unrealized (gain)/loss on real estate technology investments	0.04	0.04
Forecasted FFO as Adjusted per diluted share and unit	$2.25	$2.31
Recurring capital expenditures	(0.20)	(0.20)
Forecasted AFFO per diluted share and unit	$2.05	$2.11

	2Q 2022
	Low	High

Forecasted net income per diluted share	$0.04	$0.06
Conversion from GAAP share count	(0.01)	(0.01)
Depreciation	0.52	0.52
Noncontrolling interests	-	-
Preferred dividends	-	-
Forecasted FFO per diluted share and unit	$0.55	$0.57
Legal and other costs	-	-
Casualty-related charges/(recoveries)	-	-
Realized/unrealized (gain)/loss on real estate technology investments	-	-
Forecasted FFO as Adjusted per diluted share and unit	$0.55	$0.57
Recurring capital expenditures	(0.05)	(0.05)
Forecasted AFFO per diluted share and unit	$0.50	$0.52